SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) January 12, 2000



                         Curative Health Services, Inc.
             (Exact name of registrant as specified in its charter)



 Minnesota                          000-19370                       41-1503914
(State or other jurisdiction       (Commission File Number)        (IRS Employer
 of incorporation)                                           Identification No.)



 150 Motor Parkway, Hauppauge, NY                                   11788-5145
(Address of principal executive offices)                           (Zip code)



     Registrant's telephone number, including area code: (516)232-7000



                                NOT APPLICABLE
    (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

As previously disclosed in the Company's Form 10-Q for the quarter ended March 31, 1999, in April 1999 Curative Health Services, Inc. received a document subpoena from the Office of Inspector General ("OIG") of the U.S. Department of Health and Human Services, Region II (New York, NY). The subpoena directed the Company to produce a broad range of documents from January 1, 1993 to the present relating to various areas including, among others, the Wound Care Centers, wound care treatment programs and general business practices. The subpoena stated that it had been delivered in connection with a "Health Care Investigation". In response to that subpoena, the Company has furnished a large number of documents to the OIG.

The Company has learned that this "Health Care Investigation" relates to a qui tam action filed under seal in the United States District Court for the Southern District of New York in 1998. Pursuant to a court order entered on January 11, 2000, the seal under which this action was filed was modified to, among other things, permit the Company to disclose the allegations in the complaint in its periodic filings with the Securities and Exchange Commission and as required to fulfill its disclosure obligations under federal and state securities laws.

The complaint was filed by a "whistleblower" relator under the federal civil False Claims Act and names the Company and hospitals with which it does business as defendants. The complaint alleges, among other things, that the defendants violated the "anti-kickback" statute in part because a portion of the Company's fee was based on the number of new patients seen in the wound care centers managed by the Company; engaged in prohibited self-referral transactions; improperly billed Medicare for costs and services not covered by Medicare; double-billed Medicare for professional services; and submitted false claims to Medicare. Certain of the allegations are similar to the allegations made in United States ex. Rel. Joseph "Mickey" Parslow v. Columbia/HCA Health Care Corporation and Curative Health Services, Inc., Civil Case No. 98-1260-civ-T-23F, in the Federal District Court for the Middle District of Florida, Tampa Division, a qui tam action previously disclosed in the Company's Form 10-Q for the quarter ended March 31, 1999. The complaint in the Southern District of New York action asserts that, as a result of the allegedly wrongful conduct, the United States suffered damages and that the defendants are liable to the United States for three times the amount of the alleged damages plus civil penalties of up to $10,000 per false claim.

The United States has not yet decided whether to intervene in the New York qui tam action. If it does not, then the plaintiff relator may pursue the claims on his/her own or may withdraw the complaint.

The Company disagrees with the characterizations in the complaint of its contractual arrangements, its services, and the fees it charges for those services, and intends to defend itself vigorously in this action. An adverse result in this qui tam action could have a material adverse effect on the Company's business, financial condition and/or results of operations.

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Item 7.  Financial Statements and Exhibits

(a) (b)  No financial statements or proforma financial information filed herein.

(c)      No exhibits are filed as part of this Report.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   Curative Health Services, Inc.
                                  (Registrant)



Date:  January 12, 2000            By:  /s/John C. Prior
                                        --------------------------------
                                        John C. Prior
                                        Senior Vice President/Finance and CFO